As filed with the Securities and Exchange Commission on March 31, 2014.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENERGY FUELS INC.
(Exact name of Registrant as specified in its charter)

Ontario	1090	98-1067994
(Province or other	(Primary Standard Industrial	(I.R.S. Employer Identification
Jurisdiction of Incorporation	Classification	Number, if
or Organization)	Code Number)	applicable)

225 Union Blvd., Suite 600, Lakewood, Colorado, 80228; (303) 389-4130
(Address and telephone number of Registrant’s principal executive offices)

Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600
Lakewood, Colorado 80228
(303) 389-4130
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United
States)

Copies to:

Mark Wheeler		Richard Raymer
Jason Saltzman	Energy Fuels Inc.	James Guttman
Borden Ladner Gervais LLP	2 Toronto Street	Dorsey & Whitney LLP
Scotia Plaza Tower	Suite 500	Brookfield Place
40 King Street West	Toronto, ON M5C 2B9	161 Bay Street
Toronto, ON M5H 3Y4	Canada	Suite 4310
Canada	(416) 214-2810	Toronto, ON M5J 2S1
(416) 367-6000		Canada
(416) 367-7370

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective

Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[x] at some future date (check the appropriate box below)

1.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	[ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[x] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [x]

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Aggregate	Amount of
	Amount to be	Offering	Registration
	Registered(1)	Price(1)(2)	Fee(2)
Title of Each Class of Securities to be Registered
Common Shares
Warrants to Purchase Common Shares
Units
Subscription Receipts
Preferred Shares
Debt Securities
Total	US$100,000,000	US$100,000,000	US$ 12,880

(1)

There are being registered under this registration statement such indeterminate number of Common Shares, Warrants to Purchase Common Shares, Units, Subscription Receipts, Preferred Shares or Debt Securities of the Registrant as shall have an aggregate initial offering price of US$100,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “U.S. Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED MARCH 28, 2014

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	March 28, 2014

ENERGY FUELS INC.

Common Shares
Warrants
Subscription Receipts
Preferred Shares
Units
Debt Securities
US$100,000,000

Energy Fuels Inc. (the “Company” or “Energy Fuels”) may from time to time offer and issue common shares, warrants to purchase common shares or debt securities, subscription receipts, preferred shares, units and debt securities (collectively, the “Securities”), up to a total price of US$100,000,000 during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying shelf prospectus supplements (each, a “Prospectus Supplement”).

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company’s business and the present stage of exploration and development of certain of its properties. Prospective investors should carefully consider the risk factors described in this Prospectus under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

This offering is made by a Canadian issuer that is permitted under a multi-jurisdictional disclosure system adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those applicable to issuers in the United States. Financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are residents of a foreign country, and that a portion of the assets of the Company and said persons are located outside the United States.

Neither the United States Securities and Exchange Commission, nor any state securities regulator, has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement including, where applicable: (i) in the case of common shares, the number of shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the designation, number and terms of common shares or debt securities purchasable on the exercise of the warrants, any procedures that will result in adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms; (iii) in the case of subscription receipts, the designation, number and terms of the subscription receipts and the securities to be acquired upon conversion of subscription receipts; (iv) in the case of preferred shares, the class, series, description, number and terms, whether any conversion or exchange rights will be attached to the preferred shares, and whether the Company or holder may redeem its preferred shares at its option; (v) in the case of units, the class of Securities forming part of the units, and the description, number and terms thereof; and (vi) in the case of debt securities, the designation of the debt securities, any limit on the aggregate principal amount of the debt securities, whether payment on the debt securities will be senior or subordinated to the Company’s other liabilities and obligations, whether the debt securities will be secured by any of the Company’s assets or guaranteed by any other person, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rights will be attached to the debt securities, whether the Company may redeem the debt securities at its option and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company may offer and sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any discounts, commissions or any other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. See “Plan of Distribution”.

The outstanding common shares of the Company are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “EFR” and on the NYSE MKT (“NYSE MKT”) under the symbol “UUUU”. The outstanding convertible debentures of the Company are listed on the TSX under the symbol “EFR.DB”. The Company’s head office and registered office is located at 2 Toronto Street, Suite 500, Toronto, Ontario, Canada, M5C 2B6, telephone (416) 241-2810.

The earnings coverage ratio in respect of the Company’s indebtedness for the 12 months ended December 31, 2013 is less than one-to-one. See “Earnings Coverage”.

Stephen P. Antony, David C. Frydenlund, Bruce D. Hansen, Tae Hwan Kim, Harold R. Roberts, Gary R. Steele, and Daniel G. Zang, being directors and/or executive officers of the Company, reside outside of Canada. Each of Messrs. Antony, Frydenlund, Hansen, Kim, Roberts, Steele and Zang has appointed Borden Ladner Gervais LLP, 40 King Street West, Toronto, Ontario M5H 3Y4 as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service.

TABLE OF CONTENTS

	Page		Page

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MINERAL RESERVES AND MINERAL RESOURCES	5	EARNINGS COVERAGE	15

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5	DESCRIPTION OF SHARE CAPITAL	15

DOCUMENTS INCORPORATED BY REFERENCE	7	DESCRIPTION OF WARRANTS	16

RISK FACTORS	8	DESCRIPTION OF SUBSCRIPTION RECEIPTS	17

PRESENTATION OF FINANCIAL INFORMATION	9	DESCRIPTION OF PREFERRED SHARES	17

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION	9	DESCRIPTION OF UNITS	17

EXPLANATORY NOTE REGARDING SHARE CONSOLIDATION	9	DESCRIPTION OF DEBT SECURITIES	17

THE COMPANY	10	CERTAIN INCOME TAX CONSIDERATIONS.	17

CONSOLIDATED CAPITALIZATION	11	INTEREST OF EXPERTS	18

USE OF PROCEEDS	11	LEGAL MATTERS	19

PLAN OF DISTRIBUTION	11	AUDITORS, TRANSFER AGENT AND REGISTRAR	19

PRIOR SALES	13	AVAILABLE INFORMATION	19

TRADING PRICE AND VOLUME	14	ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	19

		DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	20

     Only the information contained or incorporated by reference in this Prospectus should be relied upon. The Company has not authorized any other person to provide different information. If anyone provides different or inconsistent information, it should not be relied upon. The Securities offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. Unless otherwise indicated, the statistical, operating and financial information contained in this Prospectus is presented as at March 28, 2014. It should be assumed that the information appearing in this Prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

In this Prospectus, unless stated otherwise, the “Company”, “Energy Fuels”, “we”, “us” and “our” refer to Energy Fuels Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES
OF MINERAL RESERVES AND MINERAL RESOURCES

     This Prospectus has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus and any Prospectus Supplement, and in the documents incorporated by reference herein and therein, have been, and will be, prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators (the “CSA”) which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

     Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”), and reserve and resource information contained or incorporated by reference in this Prospectus and any Prospectus Supplement, and in the documents incorporated by reference herein and therein, may not be comparable to similar information disclosed by companies reporting under United States standards. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or prefeasibility studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource estimate is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with United States standards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including the documents incorporated herein by reference, contains forward looking information and forward looking statements within the meaning of applicable Canadian securities laws. Those statements appear in a number of places in this Prospectus and in the documents incorporated herein by reference and include, but are not limited to, statements and information regarding the Company’s current intent, belief or expectations primarily with respect to: the Company’s business objectives and plans; exploration and development plans and expenditures; estimation of mineral resources and reserves; mineral grades; Energy Fuels’ expectations regarding additions to its mineral reserves and resources through acquisitions and development; success of the Company's permitting efforts, including receipt of regulatory approvals, permits and licenses and treatment under governmental regulatory regimes and the expected timeframes for receipt of such approvals, permits, licenses and treatments; possible impacts of regulatory actions; capital expenditures; expansion plans; success of the Company's mining and/or milling operations; availability of equipment and supplies; availability of alternate feed materials for processing; the Company’s processing technologies; future production costs, including costs of labor, energy, materials and supplies; future effective tax rates; future benefits costs; future royalties payable; the outcome and possible impacts of disputes and legal proceedings in which the Company is involved; the timing and amount of estimated future production, including Energy Fuels’ expectations regarding expected price levels required to support production and the Company’s ability to increase production as market conditions warrant; sales volumes and future uranium and vanadium prices and treatment charges; future trends in the Company’s industry; global economic growth and industrial demand; global growth in and/or attitudes towards nuclear energy; changes in global uranium and vanadium and concentrate inventories; expected market fundamentals, including the supply and demand for uranium and vanadium; the Company’s and the industry’s expectations relating to future prices of uranium and vanadium; currency exchange rates; environmental risks; reclamation costs, including unanticipated reclamation expenses; collateral requirements for surety bonds; title disputes or claims; the adequacy of insurance coverage; and legal proceedings and the potential outcomes therefrom. In certain cases, forward looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “is likely”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “continue”, or “believes”, and similar expressions or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.

    Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Energy Fuels believes that the expectations reflected in this forward-looking information are reasonable but no assurance can be given that these expectations will prove to be correct, and such forward-looking information included in this Prospectus should not be unduly relied upon.

     Readers are cautioned that it would be unreasonable to rely on any such forward looking statements and information as creating any legal rights, and that the statements and information are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially) and objectives and strategies may differ or change from those expressed or implied in the forward looking statements or information as a result of various factors. Such risks and uncertainties include risks generally encountered in the development and operation of mineral properties and processing facilities such as: risks associated with mineral and resource estimates, including the risk of errors in assumptions or methodologies; risks associated with estimating production, forecasting future price levels necessary to support production, and the Company’s ability to increase production in response to any increases in commodity prices; uncertainties and liabilities inherent in mining operations; geological, technical and processing problems, including unanticipated metallurgical difficulties, ground control problems, process upsets and equipment malfunctions; risks associated with labour disturbances and unavailability of skilled labour; risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company's production processes; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation and delays in obtaining permits and licenses that could impact expected production levels or increases in expected production levels; actions taken by regulatory authorities with respect to mining and processing activities; risks associated with the Company’s dependence on third parties in the provision of transportation and other critical services; title risks; the adequacy of insurance coverage; uncertainty as to reclamation and decommissioning liabilities; the ability of the Company’s bonding companies to require increases in the collateral required to secure reclamation obligations; the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings; the ability of Energy Fuels to meet its obligations to its creditors; risks associated with the Company’s relationships with its business and joint venture partners; failure to obtain industry partner, government and other third party consents and approvals, when required; competition for, among other things, capital, acquisitions of mineral reserves, undeveloped lands and skilled personnel; incorrect assessments of the value of acquisitions; risks posed by fluctuations in exchange rates and interest rates, as well as general economic conditions; risks inherent in the Company’s and industry’s forecasts or predictions of future uranium and vanadium price levels; fluctuations in the market prices of uranium and vanadium, which are cyclical and subject to substantial price fluctuations; the risks associated with asset impairment as a result of decreases in uranium prices; risks associated with lack of access to markets and the ability to access capital; the market price of Energy Fuels’ securities; public resistance to nuclear energy or uranium mining; uranium industry competition and international trade restrictions; and the other factors discussed under the “Risk Factors” section in this Prospectus and in the Annual Information Form (as defined below). Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward looking statements contained in this Prospectus.

    Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of uranium, vanadium and the Company’s other primary metals and minerals develop as expected; that uranium and vanadium prices required to reach, sustain or increase expected or forcasted production levels are realized as expected; that the Company receives regulatory and governmental approvals for the Company’s development projects and other operations on a timely basis; that the Company is able to operate its mineral properties and processing facilities as expected; that existing licenses and permits are renewed as required; that the Company is able to obtain financing for the Company’s development projects on reasonable terms; that the Company is able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for the Company’s development and expansion projects and restarting projects on standby, are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes in collateral requirements for surety bonds; that there are no unanticipated changes to market competition; that the Company’s reserve and resource estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that environmental and other administrative and legal proceedings or disputes are satisfactorily resolved; and that the Company maintains ongoing relations with its employees and with its business and joint venture partners

     All written and oral forward looking statements or information attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

     Forward looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward looking statements.

     The Company cautions that the foregoing list of assumptions, risks and uncertainties is not exhaustive. Additional information on these and other factors which could affect operations or financial results are included under the heading “Risk Factors”. Additional information may also be found in the Company’s other reports on file with the Canadian securities regulatory authorities, including the Annual Information Form (as defined below). The forward-looking statements and forward-looking information contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The Company does not undertake any obligation to publicly update or revise any forward looking statements to reflect actual results, changes in assumptions or changes in other factors affecting any forward looking statements or information except as expressly required by applicable securities laws. If the Company does update one or more forward looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward looking statements.

     Statements relating to "mineral reserves" or "mineral resources" are deemed to be forward-looking information, as they involve the implied assessment, based on certain estimates and assumptions, that the mineral reserves and mineral resources described can be profitably produced in the future.

DOCUMENTS INCORPORATED BY REFERENCE

     Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company, at 225 Union Blvd, Suite 600, Lakewood CO 80228 USA, telephone (303) 389-4143. These documents are also available on SEDAR at www.sedar.com under the Company’s profile. The filings of the Company through SEDAR and the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR”, and may be accessed at www.sec.gov., are not incorporated by reference in this Prospectus except as specifically set out herein.

     The following documents, as filed with the various securities commissions or similar authorities in Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	The 2013 Annual Information Form of the Company dated March 26, 2014 in respect of the 15 month period ended December 31, 2013 (the “Annual Information Form”);

(b)

The audited annual consolidated financial statements of the Company for the 15 month period ended December 31, 2013 and the year ended September 30, 2012, together with the notes thereto and the auditors’ report thereon;

(c)	The management’s discussion and analysis of the financial condition and results of operations of the Company for the 15 month period ended December 31, 2013;

(d)	Business acquisition report of the Company dated September 27, 2013 in respect of the acquisition of Strathmore Minerals Corp.;

(e)	Management Information Circular of the Company dated January 25, 2013 distributed in respect of the annual and special meeting of shareholders of the Company held on March 6, 2013;

(f)

Management Information Circular of the Company dated July 15, 2013 distributed in respect of the special meeting of shareholders of the Company held on August 13, 2013 but excluding the fairness opinion of Haywood Securities Inc. included therein; and

(g)	Management Information Circular of the Company dated September 24, 2013 distributed in respect of the special meeting of shareholders of the Company held on October 30, 2013.

     Any documents of the type required by National Instrument 44 101- Short Form Prospectus Distributions (“NI 44 101”) to be incorporated by reference in a short form prospectus, including any material change reports (excluding confidential reports), comparative interim financial statements, comparative annual financial statements and the auditor’s report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by the Company with the securities commissions or similar authorities in Canada subsequent to the date of this Prospectus and before the termination of the Offering, are deemed to be incorporated by reference in this Prospectus.

     To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus documents that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) if and to the extent expressly provided therein.

     Upon a new annual information form and the related annual audited consolidated financial statements being filed by the Company with, and where required, accepted by, the CSA during the currency of this Prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim unaudited financial statements (including management’s discussion of financial condition and results of operations in the quarterly reports for such periods), material change reports and management information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement.

RISK FACTORS

     An investment in the Securities is subject to a number of risks. A prospective purchaser of the Securities should carefully consider the information and risks faced by the Company described in this Prospectus and the documents incorporated herein by reference, including without limitation the risk factors set out under the heading “Risk Factors” in the Annual Information Form.

     The operations of the Company are highly speculative due to the high-risk nature of its business, which includes the acquisition, financing, exploration, permitting, development and mining of mineral properties, the milling and processing of ore and other feed materials and the marketing of the resulting products. The risks and uncertainties incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. If any of the risks actually occur, the Company’s business, financial condition and operating results could be adversely affected. As a result, the trading price of the Securities could decline and investors could lose part or all of their investment.

PRESENTATION OF FINANCIAL INFORMATION

     The financial statements of the Company incorporated by reference in this Prospectus and any Prospectus Supplement are reported in United States dollars. On November 14, 2013, the Company changed its fiscal year end from September 30 to December 31. The audited financial statements incorporated by reference in this Prospectus are for the 15 month period December 31, 2013 and the year ended September 30, 2012. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement have been prepared in accordance with IFRS as issued by the IASB, and may not be comparable to financial statements prepared in accordance with United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

     All monetary amounts used in this Prospectus and any Prospectus Supplement are or will be stated in Canadian dollars, unless otherwise indicated. References to “$” or “Cdn$” are to Canadian dollars and references to “US$” are to U.S. dollars. On March 27, 2014, the noon spot rate for Canadian dollars in terms of the United States dollar, as reported by the Bank of Canada, was US$1.00= $1.1057 or $1.00=US$ 0.9044.

EXPLANATORY NOTE REGARDING SHARE CONSOLIDATION

     Effective November 5, 2013, the Company amended its Articles to consolidate the issued and outstanding common shares of the Company on the basis of one post-consolidation common share for every 50 pre-consolidation common shares (the “Share Consolidation”). Unless otherwise stated, all data for periods prior to November 5, 2013 relating to numbers of common shares, prices of common shares, number of stock options and exercise prices of stock options set forth in this Prospectus (excluding the documents incorporated by reference herein) have been adjusted to give retroactive effect to the Share Consolidation. For the purpose of giving retroactive effect to the Share Consolidation, the Company has rounded fractional shares to the nearest whole share and rounded fractional price information to the nearest cent, with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down. As a result of such rounding, actual amounts may differ. Unless otherwise indicated, references in this Prospectus (but not in the documents incorporated by reference herein, unless otherwise indicated therein) to “Common Shares” are to the common shares of the Company after giving effect to the Share Consolidation.

THE COMPANY

General

     Energy Fuels Inc. was incorporated on June 24, 1987 in the Province of Alberta under the name “368408 Alberta Inc.” In October 1987, the name was changed to “Trevco Oil & Gas Ltd.” In May 1990 the name was changed to “Trev Corp.” In August 1994 the name was changed to “Orogrande Resources Inc.” In April 2001, the name was changed to “Volcanic Metals Exploration Inc.” On September 2, 2005, the Company was continued under the Business Corporations Act (Ontario). On March 26, 2006, Volcanic Metals Exploration Inc. acquired 100% of the outstanding shares of “Energy Fuels Resources Corporation.” On May 26, 2006, Volcanic Metals Exploration Inc. changed its name to “Energy Fuels Inc.”

     The Company’s registered and head office is located at 2 Toronto Sttreet, Suite 500, Toronto, Ontario, Canada, M5C 2B6. The Company’s principal place of business and the head office of the Company’s U.S. subsidiaries is located at 225 Union Blvd., Suite 600, Lakewood, Colorado, 80228 USA.

Inter-corporate Relationships

     The following chart sets forth the name of each of the Company’s material subsidiaries and the jurisdiction of incorporation and the direct or indirect percentage ownership by the Company of each such subsidiary.

Description of the Business

     Energy Fuels is one of the largest uranium producers in the United States. Energy Fuels operates the White Mesa Mill, which is the only conventional uranium mill currently operating in the United States. The mill is capable of processing 2,000 tons per day of uranium ore. Energy Fuels has projects located in Arizona, Colorado, New Mexico, Utah and Wyoming in the Western United States, including a currently producing mine, several mines on standby, and mineral properties in various stages of permitting and development. The Common Shares are listed on the TSX under the trading symbol “EFR” and on the NYSE MKT under the symbol “UUUU”.

     For a detailed description of the business of Energy Fuels please refer to “General Development of the Business” and “Energy Fuels’ Business” in the Annual Information Form.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

     Other than as described in the Annual Information Form, no director or executive officer of the Company is as at the date of this Prospectus, or was within the 10 years prior to the date of this Prospectus, a director, chief executive officer or chief financial officer of any company that:

(a)

was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation for a period of more than 30 consecutive days (any of such orders, an “Order”), which Order was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to an Order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

CONSOLIDATED CAPITALIZATION

     Since December 31, 2013, the date of the Company’s most recently filed financial statements, the only material changes to the Company’s share and loan capital, on a consolidated basis, were: (i) the granting of stock options to acquire 307,250 Common Shares on January 23, 2014; and (ii) the issuance of a total of 61,301 Common Shares on the exercise of warrants, See “Prior Sales”.

USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including to fund potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

     All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

     The Company may offer and sell the Securities, separately or together, to or through one or more underwriters or dealers, purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set out the terms of the offering, including:

  the name or names of any underwriters or agents;
  the purchase price or prices, and form of consideration, for the Securities;
  the proceeds to the Company from the sale of the Securities;
  any underwriting discounts or commissions and other items constituting underwriters’ compensation;

  any delayed delivery arrangements; and
  any securities exchanges on which the Securities may be listed.

     A Prospectus Supplement may also provide that the Securities sold thereunder will be “flow-through” securities.

     The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in Canadian National Instrument 44-102 – Shelf Distributions, including sales made directly on a national securities exchange in the United States, as applicable. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased thereto. The price at which the Securities may be offered may vary as between purchasers and during the distribution period. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

     Underwriters, dealers and agents that participate in the distribution of the Securities may be entitled under one or more agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Except as set out in a Prospectus Supplement relating to a particular offering of Securities in connection with any offering of Securities, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

PRIOR SALES

     During the 12-month period prior to the date of this Prospectus, the Company has issued Common Shares, or securities convertible into Common Shares, as follows:

Date Issued/	Number of Securities	Security	Price per Security
Granted
May 9, 2013	6,000	Stock options to purchase Common Shares exercisable at $7.00 per share	N/A

May 23, 2013	17,000	Common Shares issued in partial satisfaction of consulting fees	N/A

June 13, 2013	947,616	Private placement of Common Shares	$7.00

June 13, 2013	473,808	Warrants exercisable at $9.50 per share issued pursuant to private placement	N/A

June 13, 2013	50,594	Compensation warrants issued in partial satisfaction of agents’ compensation for private placement	N/A

July 15, 2013	196,150	Stock options to purchase Common Shares exercisable at $8.75 per share	N/A

July 31, 2013	4,000	Common Shares issued in partial satisfaction of consulting fees	N/A

July 31, 2013	31,407	Common Shares issued pursuant to property acquisitions	N/A

August 30, 2013	3,665,395	Common Shares issued in exchange for common shares of Strathmore	N/A

August 30, 2013	63,024	Common Shares issued in exchange for restricted share units of Strathmore	N/A

August 30, 2013	292,971	Stock options issued in exchange for stock options of Strathmore	N/A

August 30, 2013	55,095	Common Shares issued in satisfaction of advisory fees payable in connection with acquisition of Strathmore	$10.90

September 13, 2013	107,645	Common Shares issued in partial satisfaction of termination obligations owed to former employees and consultants of Strathmore	$11.00

October 16, 2013	625,000	Common Shares issued to underwriters pursuant to a bought deal offering	$8.00

October 16, 2013	30,963	Compensation warrants issued to the underwriters exercisable at $8.00 per share issued pursuant to bought deal offering	N/A

October 16, 2013	93,750	Over-allotment option to purchase Common Shares at $8.00 per share granted pursuant to bought deal offering, which was exercisable until November 15, 2013, but was not exercised	N/A

January 23, 2014	307,250	Stock options to purchase Common Shares exercisable at $9.05 per share	N/A

February 28 and March 10, 2014	8,949	Common Shares issued upon exercise of compensation warrants previously issued to underwriters in October 16, 2013 bought deal offering	9.50

March 20, 2014	30,679	Common Shares issued upon exercise of compensation warrants previously issued to underwriters in October 16, 2013 bought deal offering	9.00

March 20, 2014	21,673	Common Shares issued upon exercise of compensation warrants previously issued to underwriters in October 16, 2013 bought deal offering	8.00

TRADING PRICE AND VOLUME

     The Common Shares are listed and traded in Canada on the TSX and in the United States on the NYSE MKT.

     The following table sets forth the high and low sale prices and the monthly trading volume for the Common Shares on both (i) the TSX since March, 2013, adjusted to give retroactive effect to the Share Consolidation for periods prior to November 5, 2013 (see “Explanatory Note Regarding Share Consolidation”) and (ii) the NYSE MKT since trading of the Common Shares commenced on December 4, 2013.

	High	Low	Volume
Toronto Stock Exchange	($)	($)	(#)
March 2013	8.50	7.00	199,597
April 2013	8.00	6.25	169,846
May 2013	9.00	6.25	423,384
June 2013	8.50	7.00	280,808
July 2013	9.00	7.75	382,380
August 2013	11.50	9.00	784,822
September 2013	10.50	8.00	437,767
October 2013	9.00	5.50	841,448
November 2013	7.00	4.75	1,026,808
December 2013	6.22	5.72	882,279
January 2014	9.20	6.10	2,285,619
February 2014	11.90	7.90	1,416,274
March 1 - 27, 2014	13.03	9.84	1,853,062

	High	Low	Volume
NYSE MKT	(US$)	(US$)	(#)
December 4-31, 2013	6.16	5.36	884,971
January 2014	8.36	5.75	1,657,457
February 2014	10.75	7.06	1,140,081
March 1 - 27, 2014	11.21	8.81	1,214,734

     On March 27, 2014, the closing price of the Common Shares was $10.40 on the TSX and US$9.45 on the NYSE MKT.

     The following table sets forth the high and low sale prices and monthly trading volume for the Company’s convertible debentures (the “Debentures”) on the TSX since March 2013.

	High	Low	Volume
Month	($)	($)	($)
March 2013	95.60	86.60	143,000
April 2013	90.06	73.50	190,000
May 2013	92.00	79.00	148,000
June 2013	95.00	93.00	127,000
July 2013	97.00	93.00	84,000
August 2013	96.50	92.50	85,000
September 2013	98.40	97.00	61,000
October 2013	95.00	90.00	84,000
November 2013	89.99	85.25	20,000
December 2013	90.00	81.00	666,000
January 2014	89.50	85.00	51,000
February 2014	98.00	88.00	3,694,000
March 1 - 27, 2014	100.25	95.50	1,760,000

On March 27, 2014, the closing price of the Debentures was $100.00 on the TSX.

EARNINGS COVERAGE

     The earnings coverage ratio of the Company for the 12-month period ended December 31, 2013 based on unaudited financial information was (45.9). This earnings coverage ratio does not purport to be indicative of earnings coverage ratios for any future periods. If the Company offers any preferred shares or debt securities having a term to maturity in excess of one year under this Prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

     The Company has no history of earnings other than from the gain on purchase of Denison Mines Holdings Corp. For the twelve months ended December 31, 2013, the Company would have required additional earnings of $85.3 million in respect of interest on long-term debt in order to achieve an earnings coverage ratio of one-to-one for such period.

DESCRIPTION OF SHARE CAPITAL

     The authorized capital of the Company consists of an unlimited number of Common Shares, an unlimited number of preferred shares issuable in series, and an unlimited number Series A preferred shares.

     As of March 28, 2014, there were 19,683,472 Common Shares issued and outstanding and no preferred shares outstanding. Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company, and each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Company. Holders of Common Shares are entitled to receive such dividends in any financial year as the Board of Directors of the Company may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of Common Shares are entitled to receive the remaining property and assets of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

     In addition, on July 24, 2012, the Company issued $22,000,000 principal amount of convertible debentures. The Debentures will mature on June 30, 2017 and are convertible into Common Shares of the Company at the option of the holder at a conversion price, subject to certain adjustments, of $15.00 per share at any time prior to redemption or maturity. As at March 28, 2014, up to 1,466,667 Common Shares are issuable upon conversion of the Debentures.

     The Company has 1,079,069 warrants outstanding, all of which are exercisable as described below (adjusted to give retroactive effect to the Share Consolidation - see “Explanatory Note Regarding Share Consolidation”):

Number of Warrants	Exercise Price	Expiry Date

230,000	$32.50	March 31, 2015
355,005	$13.50	June 21, 2015
464,859	$9.50	June 15, 2015
19,915	$9.00	June 15, 2015
9,290	$8.00	October 16, 2015

DESCRIPTION OF WARRANTS

     The Company will not offer warrants for sale unless the Prospectus Supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the warrants will be offered for sale or unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction. Subject to the foregoing, the Company may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by the Company and one or more banks or trust companies acting as warrant agent.

     The statements made in this Prospectus relating to any warrant agreement and warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in Canada following its execution. The particular terms of each issue of common share purchase warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of warrants;
  the price at which the warrants will be offered;
  the currency or currencies in which the warrants will be offered;
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;
  the number of Common Shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;
  the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;
  the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;
  whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;
  material United States and Canadian federal income tax consequences of owning the warrants; and
  any other material terms or conditions of the warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

     The Company may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, debt securities, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee. The terms of any subscription receipts offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such subscription receipts.

     The holders of subscription receipts will not be shareholders of the Company. Holders of subscription receipts are entitled only to receive common shares, debt securities, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the release conditions are satisfied. If the release conditions are not satisfied, the holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED SHARES

     The preferred shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company’s articles of incorporation. The Series A preferred shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any preferred shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such preferred shares.

DESCRIPTION OF UNITS

     The Company may issue units comprising one or more of the other securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit purchase agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The particular terms and provisions of units offered by any Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such units.

DESCRIPTION OF DEBT SECURITIES

     From time to time, debt securities may be offered and sold under this Prospectus. The terms of any debt securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of dividends (or any other amounts) on the Securities, if any, will be subject to Canadian nonresident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

INTEREST OF EXPERTS

     The Company’s independent auditors, KPMG LLP, have audited the consolidated financial statements of the Company for the fifteen-month period ended December 31, 2013 and year ended September 30, 2012. In connection with their audit, KPMG LLP has confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation and under all relevant US professional and regulatory standards.

     Ernst & Young LLP have audited the consolidated financial statements of Strathmore Minerals Corp. for the years ended December 31, 2012 and 2011. To the knowledge of the Company’s management, Ernst & Young LLP was independent of Strathmore Minerals Corp. in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia until its acquisition by Energy Fuels Inc. on August 30, 2013.

     Each of the following Qualified Persons, within the meaning of NI 43-101, have prepared a technical report for the Company and/or one of its subsidiaries:

  Patti Nakai-Lajoie, Professional Geoscientist; Robert Michaud, Professional Engineer; Stuart E. Collins, Professional Engineer; and Roderick C. Smith, Professional Engineer of RPA (USA) Ltd. prepared the technical report dated August 6, 2012 entitled “Technical Report on the Roca Honda Project, McKinley County, New Mexico, U.S.A.”;

  Richard L. Nielsen, Certified Professional Geologist; Thomas C. Pool, Registered Professional Engineer; Robert L. Sandefur, Certified Professional Engineer; and Matthew P. Reilly, Professional Engineer of Chlumsky, Armbrust and Meyer LLC prepared the technical report dated March 22, 2013 entitled “Technical Report Update of Gas Hills Uranium Project Fremont and Natrona Counties, Wyoming, USA”;

  Paul Tietz, Certified Professional Geologist, and Neil Prenn, Registered Professional Engineer of Mine Development Associates prepared the technical report dated August 24, 2012 entitled “Technical Report on the Copper King Project, Laramie County, Wyoming”;

  Thomas C. Pool, P.E. and David A. Ross, M. Sc., P. Geo. of Roscoe Postle Associates Inc. prepared the technical report dated June 27, 2012 entitled “Technical Report on the Arizona Strip Uranium Project, Arizona, U.S.A.”;

  David A. Ross, M.Sc., P.Geo. and Christopher Moreton, Ph.D., P.Geo., of Roscoe Postle Associates Inc. prepared the technical report dated June 27, 2012 entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.”;

  William E. Roscoe, Ph.D., P. Eng., Douglas H. Underhill, Ph.D., C.P.G., and Thomas C. Pool, P.E. of Roscoe Postle Associates Inc. prepared the technical report dated June 27, 2012 entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.”;

  Douglas C. Peters, Certified Professional Geologist, of Peters Geosciences prepared: (i) the technical report dated December 16, 2011 entitled “Sage Plain Project (Including the Calliham Mine and Sage Mine) San Juan County, Utah and San Miguel County, Colorado”; (ii) the technical report dated March 15, 2011 entitled “Updated Technical Report on Energy Fuels Resources Corporation’s Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah”; (iii) the technical report dated July 18, 2012 entitled “The Daneros Mine Project, San Juan County, Utah, U.S.A”; and (iv) the technical report dated March 25, 2014 entitled “Technical Report on Energy Fuels Inc.’s La Sal District Project (including the Pandora, Beaver and Energy Queen projects).”;

  O. Jay Gatten, Utah Professional Geologist prepared the technical report dated March 21, 2011 entitled “NI 43-101 Technical Report on San Rafael Uranium Project (including the Deep Gold Uranium Deposit and the Down Yonder Uranium Deposit) Emery County, Utah”;

  Douglas L. Beahm, P.E., P.G. Principal Engineer of BRS Engineering prepared the technical report dated April 13, 2012 entitled “Sheep Mountain Uranium Project Fremont County, Wyoming USA – Updated Preliminary Feasibility Study – National Instrument 43-101 Technical Report” and (ii) the technical report dated January 27, 2014 entitled "Juniper Ridge Uranium Project, Carbon County, Wyoming, USA, Updated 43-101 Mineral Resource and Preliminary Economic Assessment Technical Report”; and

  Terrence P. McNulty, P.E., D.Sc. prepared the technical report dated January 27, 2014 entitled "Juniper Ridge Uranium Project, Carbon County, Wyoming, USA, Updated 43-101 Mineral Resource and Preliminary Economic Assessment Technical Report”.

     To the knowledge of the Company’s management, as of the date hereof, collectively, Roscoe Postle Associates Inc., Chlumsky, Armbrust and Meyer LLC, Mine Development Associates, Peters Geosciences, BRS Engineering and all of the above-named Qualified Persons (collectively, the “Technical Experts”), beneficially own, directly or indirectly, less than 1% of the Common Shares of the Company.

LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed on for the Company by Borden Ladner Gervais LLP, Toronto, Ontario. At the date hereof, partners and associates of Borden Ladner Gervais LLP own beneficially, directly or indirectly, less than one percent of any securities of the Company or any associate or affiliate of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of the Company are KPMG LLP, Chartered Professional Accountants, located at Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario M5H 2S5. The registrar and transfer agent for the Company’s common shares is CST Trust Company, Inc., through its offices at 320 Bay Street, P.O. Box 1, Toronto, Ontario M5H 4A6.

AVAILABLE INFORMATION

     The Company has filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act of 1933, as amended with respect to the securities offered hereby. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed and exhibits to the registration statement. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Company is exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with the SEC can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330 or by accessing its website at www.sec.gov. Some of the documents the Company files with or furnishes to the SEC are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR”, and may be accessed at www.sec.gov.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     The Company is incorporated under the laws of the Province of Ontario, Canada. Some of the Company’s directors and officers and the experts named in this Prospectus are residents of Canada. Some of the Company’s assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for shareholders to initiate a lawsuit within the United States against these non-U.S. residents, or to enforce U.S. judgments against the Company or these persons. The Company’s Canadian counsel has advised the Company that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon the civil liability provisions of U.S. federal securities laws.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; the consents of KPMG LLP and Ernst & Young LLP; the consents of the Technical Experts and the powers of attorney from the Company’s directors and officers. The form of indentures relating to the warrants and the debt securities that may be issued under this Prospectus will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor and his heirs and legal representatives, against all costs charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

Exhibit	Description
4.1

The 2013 Annual Information Form of the Registrant dated March 26, 2014 in respect of the 15 month period ended December 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.2

The Audited Annual Consolidated Financial Statements of the Registrant for the 15 month period ended December 31, 2013 and the year ended September 30, 2012, together with the notes thereto and the auditors’ reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.3

The Management’s Discussion and Analysis of the financial condition and results of operations of the Registrant for the 15 month period ended December 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.4

The Business Acquisition Report of the Registrant dated September 27, 2013 in respect of the acquisition of Strathmore Minerals Corp. (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.5

The Management Information Circular of the Registrant dated January 25, 2013 distributed in respect of the annual and special meeting of shareholders of the Registrant held on March 6, 2013 (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.6

The Management Information Circular of the Registrant dated July 15, 2013 distributed in respect of the special meeting of shareholders of the Registrant held on August 13, 2013 but excluding the fairness opinion of Haywood Securities Inc. in the July 2013 Circular (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.7

The Management Information Circular of the Registrant dated September 24, 2013 distributed in respect of the special meeting of shareholders of the Registrant held on October 30, 2013 (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

5.1*	Consent of KPMG LLP

5.2*	Consent of Borden Ladner Gervais LLP

5.3*	Consent of Douglas C. Peters

5.4*	Consent of Peters Geosciences

5.5*	Consent of David Ross

5.6*	Consent of Christopher Moreton

5.7*	Consent of Roscoe Postle Associates Inc.

5.8*	Consent of William E. Roscoe

5.9*	Consent of Douglas H. Underhill

5.10*	Consent of Thomas C. Pool

5.11*	Consent of Douglas L. Beahm

5.12*	Consent of BRS Engineering

5.13*	Consent of Stephen P. Antony

5.14*	Consent of David Miller

5.15*	Consent of O. Jay Gatten

5.16*	Consent of M. Hassan Alief

5.17*	Consent of North American Exploration Inc.

5.18*	Consent of Alinco GeoServices, Inc.

5.19*	Consent of Richard White

5.20*	Consent of Integrated Production Resources of Centennial, Colorado

5.21*	Consent of Paul Tietz

5.22*	Consent of Neil Prenn

5.23*	Consent of Richard Nielsen

5.24*	Consent of Robert L. Sandefur

5.25*	Consent of Matthew P. Reilly

5.26*	Consent of Roderick C. Smith

5.27*	Consent of Patti Nakai-Lajoie

5.28*	Consent of Robert Michaud

5.29*	Consent of Stuart E. Collins

5.30*	Consent of Chlumsky, Armbrust & Meyer LLC

5.31*	Consent of Mine Development Associates

5.32*	Consent of Haywood Securities Inc.

5.33*	Consent of Ernst & Young LLP

5.34*	Consent of Terence P. McNulty

6.1*	Powers of Attorney (contained in the signature page hereto)

*	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, Colorado, USA, on this 28th day of March, 2014.

ENERGY FUELS INC.

By:	/s/ Stephen P. Antony
Name: Stephen P. Antony
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel G. Zang and Stephen P. Antony and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen P. Antony	President, Chief Executive Officer and Director	March 28, 2014
Stephen P. Antony

/s/ Daniel G. Zang	Chief Financial Officer	March 28, 2014
Daniel G. Zang

/s/ J. Birks Bovaird	Director and Chairman	March 28, 2014
J. Birks Bovaird

/s/ Paul A. Carroll	Director	March 28, 2014
Paul A. Carroll

/s/ W. Robert Dengler	Director	March 28, 2014
W. Robert Dengler

/s/ Lawrence A. Goldberg	Director	March 28, 2014
Lawrence A. Goldberg

/s/ Mark E. Goodman	Director	March 28, 2014
Mark E. Goodman

/s/ Bruce D. Hansen	Director	March 28, 2014
Bruce D. Hansen

/s/ Ron F. Hochstein	Director	March 28, 2014
Ron F. Hochstein

/s/ Steven N. Khan	Director	March 28, 2014
Steven N. Khan

/s/ Tae Hwan Kim	Director	March 28, 2014
Tae Hwan Kim

/s/ Richard J. Patricio	Director	March 28, 2014
Richard J. Patricio

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 28th day of March, 2014.

By:	/s/ David C. Frydenlund
Name: David C. Frydenlund
Title: Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
4.1

The 2013 Annual Information Form of the Registrant dated March 26, 2014 in respect of the 15 month period ended December 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.2

The Audited Annual Consolidated Financial Statements of the Registrant for the 15 month period ended December 31, 2013 and the year ended September 30, 2012, together with the notes thereto and the auditors’ reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.3

The Management’s Discussion and Analysis of the financial condition and results of operations of the Registrant for the 15 month period ended December 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 28, 2014)

4.4

The Business Acquisition Report of the Registrant dated September 27, 2013 in respect of the acquisition of Strathmore Minerals Corp. (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.5

The Management Information Circular of the Registrant dated January 25, 2013 distributed in respect of the annual and special meeting of shareholders of the Registrant held on March 6, 2013 (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.6

The Management Information Circular of the Registrant dated July 15, 2013 distributed in respect of the special meeting of shareholders of the Registrant held on August 13, 2013 but excluding the fairness opinion of Haywood Securities Inc. in the July 2013 Circular (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

4.7

The Management Information Circular of the Registrant dated September 24, 2013 distributed in respect of the special meeting of shareholders of the Registrant held on October 30, 2013 (incorporated by reference to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on November 15, 2013)

5.1*	Consent of KPMG LLP

5.2*	Consent of Borden Ladner Gervais LLP

5.3*	Consent of Douglas C. Peters

5.4*	Consent of Peters Geosciences

5.5*	Consent of David Ross

5.6*	Consent of Christopher Moreton

5.7*	Consent of Roscoe Postle Associates Inc.

5.8*	Consent of William E. Roscoe

5.9*	Consent of Douglas H. Underhill

5.10*	Consent of Thomas C. Pool

5.11*	Consent of Douglas L. Beahm

5.12*	Consent of BRS Engineering

5.13*	Consent of Stephen P. Antony

5.14*	Consent of David Miller

5.15*	Consent of O. Jay Gatten

5.16*	Consent of M. Hassan Alief

5.17*	Consent of North American Exploration Inc.

5.18*	Consent of Alinco GeoServices, Inc.

5.19*	Consent of Richard White

5.20*	Consent of Integrated Production Resources of Centennial, Colorado

5.21*	Consent of Paul Tietz

5.22*	Consent of Neil Prenn

5.23*	Consent of Richard Nielsen

5.24*	Consent of Robert L. Sandefur

5.25*	Consent of Matthew P. Reilly

5.26*	Consent of Roderick C. Smith

5.27*	Consent of Patti Nakai-Lajoie

5.28*	Consent of Robert Michaud

5.29*	Consent of Stuart E. Collins

5.30*	Consent of Chlumsky, Armbrust & Meyer LLC

5.31*	Consent of Mine Development Associates

5.32*	Consent of Haywood Securities Inc.

5.33*	Consent of Ernst & Young LLP

5.34*	Consent of Terence P. McNulty

6.1*	Powers of Attorney (contained in the signature page hereto)

*	Filed herewith.